EXHIBIT B

SHARE PLEDGE AGREEMENT

THIS SHARE PLEDGE AGREEMENT (this "Agreement"), is dated as of January 14, 2008, made by PAUL PATRIZIO, an individual residing in the State of New Jersey ("Pledgor") for the benefit of DUTCHESS PRIVATE EQUITIES FUND, LTD. (“Secured Party”).

WITNESSETH:

WHEREAS, pursuant to the promissory note or other financial instruments, including, without limitation, (i) that certain Promissory Note dated June 26, 2007 from Bedminster National Corp. (the “Company”) in favor of the Secured Party (“Note”), the Secured Party has agreed to make certain loans and other financial accommodations to the Company

WHEREAS, Pledgor is the record and beneficial owner of certain securities or options to purchase certain securities of the Company listed on Schedule I attached hereto and as described herein, and Pledgor has agreed to enter into this Agreement in order to induce Secured Party to extend and/or continue the extension of credit to the Company.

NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to or for the benefit of the Company or any other obligor under or in connection with the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  When used herein, the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

Collateral - see Section 2 of this Agreement.

Issuer - the issuer of any of the shares of stock or other securities representing all or any of the Collateral.

Liens - with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Person - any individual, corporation, limited liability company, partnership, joint venture, firm, association, trust or other enterprise or entity or any governmental authority.

             “Secured Obligations” All indebtedness, liabilities and obligations which are now or may at any time hereafter be due, owing or incurred in any manner whatsoever to Secured Party by the Company or of any subsidiary of the Company, whether under this Agreement, any Note, any guaranty or any other documents executed in connection therewith, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of such obligations.

         “UCC” means the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts on the date of this Agreement, as may be amended or modified from time to time after the date hereof; provided that, "UCC" shall also mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

2. Pledge.  As security for the payment of the Secured Obligations, the Pledgor hereby pledges to the Secured Party and grants to the Secured Party, a continuing security interest in, all of the following:

A. All of the shares of stock, ownership interests and other securities described in Schedule I hereto, all of the certificates and/or instruments representing such shares of stock, ownership interests and other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, ownership interests or other securities; and all additional shares of stock or ownership interests of any of the Issuers listed in Schedule I hereto at any time and from time to time acquired by the Pledgor in any manner, all of the certificates and/or instruments representing such additional shares or ownership interests and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or ownership interests;

B. All other property hereafter delivered to the Secured Party, in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

C. All products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the "Collateral".

Pursuant to the terms of the Escrow Agreement, the Pledgor agrees to immediately deliver to the Escrow Agent, for the benefit of Secured Party, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), all shares of stock, ownership interests and other securities described in Section 2A and Schedule I hereto and any Collateral (other than dividends which the Pledgor is entitled to receive and retain pursuant to Section 5 hereof) which may at any time or from time to time come into the possession or control of the Pledgor; and prior to the delivery thereof to the Escrow Agent, such Collateral shall be held by the Pledgor separate and apart from its other property and in express trust for the Secured Party.

3. Warranties; Further Assurances.  The Pledgor warrants to the Secured Party that:  (a) the Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of the Collateral free and clear of all Liens of every description whatsoever; (b) the pledge and delivery of the Collateral, pursuant to the terms of the Escrow Agreement, will create a valid perfected security interest in the Collateral in favor of the Secured Party; (c) all shares of stock or ownership interests referred to in Schedule I hereto are duly authorized, validly issued, fully paid and non-assessable; (d) as to each Issuer whose name appears in Schedule I hereto, the Collateral represents on the date hereof not less than the applicable percentage (as shown in Schedule I hereto) of the total shares of capital stock or ownership interests issued and outstanding of such Issuer; and (e) the information contained in Schedule I hereto is true and accurate in all respects.

So long as any of the Secured Obligations shall be outstanding or any commitment shall exist on the part of the Secured Party with respect to the creation of any Secured Obligations, the Pledgor: (i) shall not, without the express prior written consent of the Secured Party, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer which is pledged hereunder; (ii) shall deliver to the Escrow Agent pursuant to the terms of the Escrow Agreement, all original stock certificates relating to the Collateral, the stock powers with a signature guarantee, and a transfer letter to the transfer agent, attached hereto as Exhibit A, authorizing transfer of the Shares and stock powers to Dutchess in the Event of Default; (iii) will permit the Secured Party or any designee of the Secured Party, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of an Event of Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Escrow Agent which evidence the ownership of the Collateral, and will permit the Escrow Agent, upon request of the Secured Party at any time when an Event of Default has occurred and is continuing, to deliver to the Secured Party copies of all of such records and papers.

4.  Holding in Name of Secured Party, etc.  The Secured Party may from time to time after the occurrence and during the continuance of an Event of Default (as hereinafter defined), without notice to the Pledgor, take all or any of the following actions:  (a) transfer, in accordance with all applicable securities laws and the UCC, as applicable, all or any part of the Collateral into the name of the Secured Party or any nominee or sub-agent for the Secured Party, with or without disclosing that such Collateral is subject to the Lien hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the Pledgor to allow collection of the Collateral, (e) enforce any and all rights and privileges of the Pledgor against any party with respect to the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

5.  Voting Rights, Dividends, etc.  (a) Notwithstanding certain provisions of Section 4 hereof, so long as the Secured Party has not given the written notice referred to in paragraph (b) below:

(i)            The Pledgor shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase, stockholder or subscription rights relating or pertaining to the Collateral or any part thereof for any purpose; provided that the Pledgor agrees that it will not exercise any such right or power in any manner which would have an adverse effect on the Collateral.

(ii)            The Pledgor shall be entitled to receive and retain any and all lawful dividends payable in respect of the Collateral which are paid in cash, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or other ownership interests, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by the Pledgor, shall be forthwith delivered to the Secured Party in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

(iii)            The Secured Party shall promptly upon request from the Pledgor execute and deliver, or cause to be executed and delivered, to the Pledgor all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (i) above and to receive the dividends which it is authorized to retain pursuant to clause (ii) above.

(b)            Upon written notice from the Secured Party during the existence of an Event of Default, and so long as the same shall be continuing, all rights and powers which the Pledgor is entitled to exercise pursuant to Section 5(a)(i) hereof, and all rights of the Pledgor to receive and retain dividends pursuant to Section 5(a)(ii) hereof, shall forthwith cease until such Event of Default has been cured or waived in writing, and all such rights and powers shall thereupon become vested in the Secured Party which shall have, during the continuance of such Event of Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends.  Any and all money and other property paid over to or received by the Pledgor pursuant to this paragraph (b) shall be retained by the Secured Party, as additional Collateral hereunder and applied in accordance with the provisions hereof.

6.  Event of Default; Remedies.

(a)            Any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

(i)            Any default or event of default shall occur under any of the Note or any of the Transaction Documents associated with the Note, including the Amendment.

(ii)            Pledgor shall fail or neglect to perform, keep or observe any provision of this Agreement and the same shall remain unremedied for a period of two (2) days after notice is given to Pledgor by the Secured Party.

(iii)            The Secured Party shall fail to have an enforceable first priority lien on and security interest in the Collateral.

(iv)            Pledgor files a bankruptcy petition, a bankruptcy petition is filed against Pledgor which remains undismissed or unstayed for 30 consecutive days.

(b)            Whenever an Event of Default shall exist and be continuing, the Secured Party may exercise from time to time any rights and remedies available to it under the UCC or otherwise available to it by applicable law. Without limiting the foregoing, whenever an Event of Default shall exist and be continuing, the Secured Party (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, subject to applicable securities laws and the UCC, as applicable, (i) sell any or all of the Collateral, free of all rights and claims of the Pledgor therein and thereto, at any public or private sale or brokers' board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Any proceeds of any of the Collateral shall be applied by the Secured Party to the payment of expenses in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be applied by the Secured Party toward the payment of such of the Secured Obligations (and, after payment in full of all Secured Obligations, any excess shall be delivered to the Pledgor or as a court of competent jurisdiction shall direct).

The Secured Party is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Secured Party shall not be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

7. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon delivery, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, so long as it is properly addressed.  The addresses and facsimile numbers for such communications shall be:

If to Pledgor:

Attn: Paul Patrizio
Bedminster National Corp.
90 Washington Valley Road
Bedminster NJ 07921
Telephone: 908-234-0300
Facsimile: 908-234-0608
Email:  paul@apogeepartners.com

If to the Company:

Attn: Paul Patrizio
Bedminster National Corp.
90 Washington Valley Road
Bedminster NJ 07921
Telephone: 908-234-0300
Facsimile: 908-234-0608
Email:  paul@apogeepartners.com

With a copy to:

Anslow & Jaclin, LLP
Attn: Gregg E. Jaclin, Esq.
195 Route 9, Suite204
Manalapan, NJ 07726
Telephone: 732-409-1212
Facsimile: (732)577-1188
Email:  gjaclin@anslowlaw.com

Robert D. Frawley, Esq.
Law Offices of Robert D. Frawley
64 Maple Avenue
Morristown, NJ 07960
Telephone:  973-451-1100
Facsimile:  973-451-1115
Email:  rdf@law-corp.com

If to the Secured Party:

Dutchess Capital Management, LLC
Douglas Leighton
50 Commonwealth Ave, Suite 2
Boston, MA 02116
Telephone: (617) 301-4700
Facsimile: (617) 249-0947
Email:  tsmith@dpef.com

8. General.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Pledgor shall request in writing, but failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Secured Party to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

No delay on the part of the Secured Party in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be binding against the Secured Party unless the same shall be in writing and signed and delivered by the Secured Party and the Pledgor, and then such amendment, modification, waiver or consent shall be effective as against the Secured Party or the Pledgor, as the case may be, only in the specific instance and for the specific purpose for which given.

All obligations of the Pledgor and all rights, powers and remedies of the Secured Party expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Secured Obligations or any security therefor.  When all of the Secured Obligations have been paid in full and all of the conditional obligations, if any, of the Pledgor shall have expired or been sooner terminated, this Agreement shall terminate and the security interest granted herein shall be automatically released without any further action on the part of any Person. Upon termination of this Agreement or any release of Collateral, Secured Party shall, upon the request and at the sole cost and expense of the Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by Secured Party, such of the Collateral to be released as may be in the possession of Secured Party and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including, without limitation, UCC-3 termination statements) acknowledging the termination of this Agreement or the release of such Collateral, as the case may be.

This Agreement and all related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles, regardless of the location of the Collateral, excepting, however, that the UCC (or decisional law) of a jurisdiction other than Massachusetts may provide the method of perfection, the effect of perfection or non-perfection, or the priority of liens and security interests created under this Agreement.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

This Agreement shall be binding upon the Pledgor and the Secured Party and their respective successors and assigns, and shall inure to the benefit of the Pledgor, the Secured Party and its respective successors and assigns.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement.

The parties to this Agreement will submit all disputes arising under it to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (“AAA”).  The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts.  No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.  Nothing in this section shall limit the Secured Party’s right to obtain an injunction for a breach of this Agreement from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth in this section fully adjudicates the dispute.

This agreement between the Pledgor and the Holder with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties.

[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

________________________________
PAUL PATRIZIO, as Pledgor

DUTCHESS PRIVATE EQUITIES FUND, LTD,
 as Secured Party

Name:  Douglas Leighton
Title:  Director

SCHEDULE I
TO PLEDGE AGREEMENT

Issuer	Class of Stock	Certificate No(s).	Number of Shares	Percentage Ownership
Bedminster National Class A	Common		5 million	~55.5%

Bedminster National Class B	Common		2.0 million	~92.9%

EXHIBIT A

January 14, 2008

Continental Stock Transfer
17 Battery Place
New York, NY 10004

Re:            Bedminster National Corp.

To whom it may concern:

I hereby authorize Continental Stock Transfer to transfer the following certificates of Bedminster National Corp. stock to Dutchess Private Equities Fund, Ltd.:

•	5 million shares of Class A Common Stock; and

•	2.0 million shares of Class B Common Stock

Sincerely yours,

Paul Patrizio
Chief Executive Officer
Bedminster National Corp.